UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009

STEM CELL THERAPY

INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-51931	88-0374180
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13046 Racetrack Road #233, Tampa, FL 33626

(Address of principal executive offices – zip code)

(813) 283-2556

(Registrant’s telephone number, including area code)

2203 N. Lois Avenue, 9th Floor, Tampa, FL 33607

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 25, 2009, Stem Cell Therapy International, Inc. has agreed to the Reorganization and Stock Purchase agreement dated as of September 23, 2009, which amends and restates that certain Reorganization and Stock Purchase Agreement originally entered into March 11, 2008 (as subsequently amended), (collectively, the “Original Agreement”), by and between Stem Cell Therapy International, Inc., a Nevada corporation (“SCII”), and Histostem Co., Ltd., a Korean Company (“Histostem,” and together with SCII, the “Parties”).

The respective Boards of Directors of Histostem and SCII deem it advisable and in the best interests of their corporations and the respective shareholders of their corporations that Histostem acquire a 60% controlling interest in the securities of SCII, and SCII acquire a 90% controlling interest in the securities of Histostem, in accordance with the terms and conditions of this Reorganization and Stock Purchase Agreement.

A copy of the Reorganization and Stock Purchase agreement is attached as Exhibit 10.1.

ITEM 7.01	REGULATION FD DISCLOSURE

TAMPA, Fla. – September 25, 2009 - Stem Cell Therapy International, Inc. (SCII), announces today that the Company has agreed to the Reorganization and Stock Purchase Agreement. A copy of the release is attached as Exhibit 99.1.

The information furnished herein, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit:

10.1	Reorganization and Stock Purchase Agreement

99.1	Press release dated September 25, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM CELL THERAPY INTERNATIONAL, INC.

By:	/s/ Andrew J. Norstrud
Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

Date: September 25, 2009